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INDEPENDENT AUDITORS' CONSENT

Merill Lynch Institutional Intermediate Fund:

We consent to the use in Post-Effective Amendment No. 12 to Registration Statement No. 33-8708 of our report dated December 6, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
February 11, 1997